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                                                                   Exhibit 99.1

                             FOR IMMEDIATE RELEASE

Healthcare Acquisition Corp. announces execution of Letter of Intent with Encore Orthopedics, Inc.

Fort Lauderdale, Florida, October 17, 1996 -- Healthcare Acquisition Corp. ("HCAC") announced today that it has entered into a Letter of Intent with Encore Orthopedics, Inc. ("Encore"). The Letter of Intent contemplates that Encore will become a wholly owned subsidiary of HCAC.

HCAC is a public company organized for the purpose of acquiring or merging with an operating business in the health care industry. Encore is a manufacturer and world-wide distributor of orthopedic implants based in Austin, Texas. It is listed as 398 in the Inc. 500 list of fastest growing private companies in the United States. The transaction is subject, among other conditions, to regulatory approval, execution of a definitive merger agreement between the parties and approval by both company's shareholders. No further information is available at this time.